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                                                                    EXHIBIT 10.2

                              TRANSITION AGREEMENT

      This Transition Agreement made as of this 31st day of January 2006 by and between Unica Corporation ("Unica" or "Company") and Richard M. Darer ("Mr. Darer").

      WHEREAS, Mr. Darer has served as the Company's Vice President and Chief Financial Officer since March 2002;

      WHEREAS, Mr. Darer has indicated to the Company his desire to explore various professional opportunities which have been or may be presented to him; and

      WHEREAS, the Company desires to secure his continued service for a minimum designated period of time to allow for the timely completion of his current assignments and to allow for an appropriate transition of duties to a new Vice President and Chief Financial Officer.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows.

      1. CONTRACTUAL STATUS. The parties agree that Mr. Darer will remain employed as the Company's Vice President and Chief Financial Officer from the date of this Transition Agreement until his resignation as Vice President and Chief Financial Officer on February 28, 2006, thereafter will remain an employee until his employment resignation on March 15, 2006 ("Contractual Period"). The parties further agree that Mr. Darer will continue to perform those duties and responsibilities customary and consistent with his position as Vice President and Chief Financial Officer until February 28, 2006. From March 1, 2006 until March 15, 2006, Mr. Darer will remain an employee of the Company, but will no longer be Vice President and Chief Financial Officer. During this Contractual Period, Mr. Darer will continue to receive the same base salary, fringe benefits, and stock options vesting (including the March 11,2006 vesting) to which he was entitled immediately prior to the execution date of this Transition Agreement. In the event that the Company chooses a successor to Mr. Darer as Vice President and Chief Financial Officer prior to February 28, 2006, Mr. Darer agrees to immediately resign his position as Vice President and Chief Financial Officer, as well as other positions with any subsidiary or affiliate of the Company and he will assist the new Vice President and Chief Financial Officer for the remainder of the Contractual Period. In the event that the Company wishes to retain Mr. Darer's services after March 15, 2006 to assist in the transition process, Mr. Darer agrees to do so under a mutually acceptable consulting agreement, at a mutually agreed upon hourly rate of pay.

      2.  CONSIDERATION.

      (a) RELEASE. Upon the cessation of Mr. Darer's employment pursuant to
Section 1 above, Mr. Darer shall, no later than March 23, 2006, execute the Release of Claims attached hereto as Exhibit A and, conditioned on the execution and nonrevocation by Mr. Darer of the Release of Claims, Mr. Darer or, in the event of Mr. Darer's death, his estate, shall be entitled to the compensation and benefits set forth in subparagraphs 2(b)-(g) below.
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      (b) PAYMENTS. In consideration for the promises made herein, the Company shall provide Mr. Darer payments commencing on the next regularly scheduled pay cycle following the date the Release of Claims referenced in paragraph 2 above becomes binding upon him in the amount of $8,083.84, less applicable taxes and withholdings for a period of nine (9) months. The total gross amount of these payments is $145,000.

      (c) BONUS PAYMENT(s). In consideration for the promises made herein, in accordance with the terms, conditions and payment schedule of the Company's FY06 Executive Bonus Plan, Mr. Darer will receive payment for the Q1 bonus, provided the Company meets its financial targets or the Board at its discretion awards the bonus to other participants in the Executive Bonus Plan. In addition, in lieu of a Q2 bonus, Mr. Darer will be eligible to receive a performance bonus of $7,500 provided he competently performs his duties pursuant to this Transition Agreement and, if applicable, successfully transfers his duties to a successor as assessed by Carol Dane, Vice-President, Human Resources, in her sole discretion. If earned as determined by Ms. Dane, Mr. Darer will receive this bonus payment on March 16, 2006.

      (d) EXECUTIVE TRANSITION SERVICES. In order to provide you with the identification of your next professional opportunity, the Company will provide you with up to $3,000 of executive services through Transition Solutions, provided the services are completed and paid by December 1, 2006.

      (e) EDUCATIONAL REIMBURSEMENT. The Company will reimburse Mr. Darer for up to $2,000 in tuition reimbursement for executive education coursework of his choice, provided the coursework is completed and the expense reimbursement claim received by the Company on or before September 30, 2006.

      (f) HOME COMPUTER. The Company will allow Mr. Darer to keep his current home computer provided he allows the Company to remove all Company programs, applications and information from the computer prior to his termination of employment.

      (g) HEALTH AND DENTAL INSURANCE. The date Mr. Darer's employment with the Company terminates pursuant to this Transition Agreement, March 15, 2006 (the "Termination Date") will serve as the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If he timely elects to continue medical and/or dental insurance coverage after the Termination Date in accordance with the provisions of COBRA, the Company will pay the Company portion of his monthly premium payments for the same period he is receiving payments under paragraph 2 (b) above (the "Payment Period") or until he obtains other employment and completes any applicable insurance waiver or waiting period, whichever occurs first. Mr. Darer still will be responsible for the employee portion of the premium during the Payment Period and such amounts will be deducted from the payments.

      (h) TAXES. All amounts set forth in this Section 2 are subject to any applicable federal, state and local deductions, withholdings, payroll and other taxes.


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      (i) TERMINATION OF BENEFITS. All other benefits, including life insurance and long term disability, will end upon the Termination Date.

      (j) SECTION 409A. The benefits received under this Transition Agreement are not considered "nonqualified deferred compensation" within the meaning of Internal Revenue Code Section 409A ("Section 409A"). Accordingly, no reporting under Section 409A is required. However, if the Company determines in the future that a Section 409A reporting is required for the consideration paid to Mr. Darer herein, it will notify Mr. Darer, in writing, in advance of said reporting.

      3. NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION OBLIGATIONS. Mr. Darer acknowledges and reaffirms all of his obligations, consistent with applicable law, to keep confidential and not to disclose any and all non-public information concerning the Company that he acquired during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company's business affairs, business prospects and financial condition, as is stated more fully in the Non-Competition, Nondisclosure and Developments Agreement, he executed on March 11, 2002 (the "Non-Compete Agreement"), which remains in full force and effect.

      4. RETURN OF COMPANY PROPERTY. Mr. Darer confirms that, as of March 15, 2006, he will return to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, software and printers, wireless handheld devices, cellular phones, pagers, but not his computer as set forth in paragraph 2 (f)), Company identification, Company vehicles and any other Company-owned property in his possession or control, and that he will leave intact all electronic Company documents, including, but not limited to, those which he developed or helped develop during his employment. Mr. Darer agrees that in the event that he discovers any other Company or proprietary materials in his possession after the Termination Date, he will immediately return such materials to Ms. Dane at the Company. Mr. Darer further confirms that he will have cancelled all accounts for his benefit, if any, in the Company's name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

      5. MR. DARER'S RELEASE OF CLAIMS. In consideration of the benefits provided for in this Transition Agreement, which Mr. Darer acknowledges he would not otherwise be entitled to receive, Mr. Darer hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the


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Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section
2101 et seq., and the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, Section 102 and M.G.L. c. 214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Section 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, Section 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Transition Agreement prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Notwithstanding the foregoing, Mr. Darer is not releasing claims for vested benefits, claims and/or rights to any defense and indemnification from the Company as set forth in the Indemnification Agreement dated November 1, 2004. Nothing herein shall waive any rights Mr. Darer might have for breach of this Transition Agreement.

      6. PERFORMANCE REFERENCE, NON-DISPARAGEMENT: Mr. Yuchun Lee, CEO, agrees to provide Mr. Darer with a positive oral reference regarding his employment at the Company.

      The Company will instruct Mr. Yuchun Lee that he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding Mr. Darer.

      7. ACKNOWLEDGMENT. Mr. Darer acknowledges that he has been given at least twenty-one (21) days to consider this Transition Agreement and the Release of Claims at Attachment A, and that the Company advises him to consult with an attorney of his own choosing prior to signing this Transition Agreement and Attachment A. Mr. Darer is advised that he may revoke his agreement for a period of seven (7) days after he signs it, and the release provided above shall not be effective or enforceable until the expiration of such seven (7) day revocation period. MR. DARER IS ADVISED AND HE UNDERSTANDS AND AGREES THAT BY ENTERING INTO THIS AGREEMENT AND SIGNING IT AND THE RELEASES OF CLAIMS HE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS HE MIGHT HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, AND THAT HE HAS RECEIVED CONSIDERATION BEYOND THAT TO WHICH HE WAS PREVIOUSLY ENTITLED.

      8. AMENDMENT. This Transition Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This Transition Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.


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      9. NO WAIVER. No delay or omission by either party in exercising any right under this Transition Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

      10. VALIDITY. Should any provision of this Transition Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal and/or invalid part, term or provision shall be deemed not to be a part of this Transition Agreement.

      11. VOLUNTARY ASSENT. Mr. Darer affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Transition Agreement, and that he fully understand the meaning and intent of this agreement. Mr. Darer states and represents that he has had an opportunity to fully discuss and review the terms of this Transition Agreement and Attachment A with an attorney. Mr. Darer further states and represents that he has carefully read this Transition Agreement, including Attachment A hereto, understand the contents therein, freely and voluntarily assent to all of the terms and conditions hereof, and signs his name of his own free act.

      12. APPLICABLE LAW. This Transition Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Transition Agreement or the subject matter hereof.

      13. ENTIRE AGREEMENT. This Transition Agreement, together with Attachment A, contains and constitutes the entire understanding and agreement between the parties hereto and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede Mr. Darer's obligations set forth in paragraph 3 above.

UNICA CORPORATION                               Richard M. Darer


By: /s/ Yuchun Lee                              /s/ Richard M. Darer
   ---------------------------------            --------------------------------
Name:  Yuchun Lee
Title:  Chief Executive Officer


Date: January 31, 2006                          Date: January 31, 2006
     -------------------------------                 ---------------------------


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                                  ATTACHMENT A:
                                RELEASE OF CLAIMS

This Release of Claims forms a part of that certain Transition Agreement (the "Transition Agreement") dated as of January 31, 2006 by and among Richard M. Darer ("Mr. Darer"), and Unica Corporation (collectively, the "Company").

      1. MR. DARER'S RELEASE OF CLAIMS - In consideration of the payment of the benefits set forth in paragraph 2 of the Transition Agreement, which Mr. Darer acknowledges he would not otherwise be entitled to receive, he hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or now has against the Released Parties, including, but not limited to, any claims arising out of his employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.
Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C.
Section 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C.
Section 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 et seq., and the Rehabilitation Act of 1973, 29 U.S.C.
Section 701 et seq., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Massachusetts Fair Employment Practices Act., M.G.L. c. 151B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12, Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, Section 102 and M.G.L. c. 214,
Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Section 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, and the Massachusetts Maternity Leave Act , M.G.L. c. 149, Section 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options; and any claim or damage arising out of his employment with or separation from the Company (including any claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Release of Claims prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Notwithstanding the foregoing, Mr. Darer is not releasing claims for vested benefits, claims and or rights to any defense and indemnification from the Company as set forth in the Indemnification Agreement dated November 1, 2004. Nothing herein shall waive any rights Mr. Darer might have for breach of this Transition Agreement.


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      2. ACKNOWLEDGEMENT - Mr. Darer hereby acknowledges that he has been given at least twenty-one (21) days to consider the Transition Agreement, as well as this Attachment A, and that the Company advises him to consult with any attorney of his own choosing prior to signing the Transition Agreement and this Attachment A. Mr. Darer is advised that he may revoke his acceptance of this Attachment A during the period of seven (7) days after the execution of it, and this Attachment A shall not become effective or enforceable, and no severance payments will be made pursuant to Paragraph 2 of the Transition Agreement, until this seven (7) day period has expired. MR. DARER IS ADVISED AND HE UNDERSTANDS AND AGREES THAT BY ENTERING INTO THIS AGREEMENT AND SIGNING IT AND THE RELEASE OF CLAIMS HE IS WAIVING ANY AND ALL RIGHTS OR CLAIMS HE MIGHT HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, AND THAT HE HAS RECEIVED CONSIDERATION BEYOND THAT TO WHICH HE WAS PREVIOUSLY ENTITLED.

      3. NON-DISPARAGEMENT - Mr. Darer understands and agrees that he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition.

      4. APPLICABLE LAW - This Release of Claims shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Mr. Darer hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Transition Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Release of Claims or the subject matter hereof.

                                                Richard M. Darer

                                                /s/ Richard M. Darer
                                                --------------------------------


                                                Date: January 31, 2006
                                                     ---------------------------


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